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                                                                       EXHIBIT 8

                [LETTERHEAD OF SULLIVAN & CROMWELL APPEARS HERE]

                                          June 29, 1995

Browning-Ferris Industries, Inc.
757 N. Eldridge
Houston, Texas 77079

Gentlemen:

  We have acted as special United States tax counsel to Browning-Ferris Industries, Inc. ("Browning-Ferris") in connection with the Registration Statement on Form S-3 of Browning-Ferris filed with the Securities and Exchange Commission on June 19, 1995 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement relating thereto dated June 28, 1995.

  We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to a Current Report on Form 8-K filed in connection with the Registration Statement and the reference to us in the Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ Sullivan & Cromwell